Exhibit 99.1

FOR IMMEDIATE RELEASE

April 21, 2005

CONTACT:	Ronald J. Domanico
Senior Vice President and
Chief Financial Officer
(770) 948-3101

CARAUSTAR INDUSTRIES, INC. ANNOUNCES EXPECTED

EARNINGS FOR FIRST QUARTER 2005

ATLANTA, GA – Caraustar Industries, Inc. (NASDAQ-NMS: CSAR) today announced that earnings for the first quarter 2005 are expected to be between $0.02 and $0.05 per share. The company reported a loss of $0.17 per share for the same quarter last year. The improvement over the prior year first quarter results will be negatively impacted by the effect of higher energy prices, which the company expects will increase fuel, freight and raw materials (coatings and resins) costs for the first quarter of 2005 by approximately $0.13 - $0.16 per share, compared to the first quarter of 2004. Selling, General and Administrative expenses will also be higher by approximately $0.06 per share due to a delay in planned reductions to assure Sarbanes-Oxley, Section 404 compliance. The company expects recovery to continue and performance to improve through demand growth in its primary markets. The company does not, however, expect the recovery to be as strong in 2005 as consensus predictions, tempered by escalation in energy, freight and raw material costs, and slowed by the naturally gradual price recovery process.

Actual results will be reported on Wednesday, April 27, 2005 before the markets open, and will be discussed by management on a conference call at 10:00 a.m. (EDT). The call will be webcast live and can be accessed by logging on to the company’s website at www.caraustar.com and clicking on the Investor Relations icon.

Caraustar, a recycled packaging company, is one of the world’s largest integrated manufacturers of converted recycled paperboard. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes, cores and composite cans; folding cartons; gypsum facing paper and specialty paperboard products.

•        P. O. BOX 115        •        AUSTELL,  GA  30168-0115

AUSTELL THREADMILL COMPLEX        •        5000 AUSTELL-POWDER SPRINGS ROAD    •    SUITE 300

AUSTELL,  GA    30106-3227        •        PHONE  770  .  948  .  3101

www.caraustar.com

This press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs, including statements regarding the company’s expected results for the first quarter of 2005 and the amount of expected cost increases attributable to higher energy prices, and the degree and causes of recovery for the remainder of 2005. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, the results of the company’s and its auditors’ final review of the company’s financial statements for the first quarter of 2005, fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for the company’s products, the degree of success achieved by the company’s new product initiatives, changes in government regulations, the company’s ability to complete acquisitions and successfully integrate the operations of acquired businesses, the company’s ability to service its substantial indebtedness, and unforeseen difficulties with the consolidation, integration or relocation of the company’s accounting and control operations, IT systems or legal function. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the web site of the Securities and Exchange Commission ( www.sec.gov ). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

•        P. O. BOX 115        •        AUSTELL,  GA  30168-0115

AUSTELL THREADMILL COMPLEX        •        5000 AUSTELL-POWDER SPRINGS ROAD    •    SUITE 300

AUSTELL,  GA    30106-3227        •        PHONE  770  .  948  .  3101

www.caraustar.com